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                                                                    Exhibit 21.1

List of Subsidiaries

Cascade Microtech Japan, Inc.
Sumitomo Aobadai Hills Bldg 1F
7-7 Aobadai 4-Chome
Meguro-KU, Tokyo 153-0042
Telephone: 011-81-3-5478-6101
Fax: 011-81-3-5478-6107

Cascade Microtech Europe Limited
3 Somerville Court
Banbury Business Park
Adderbury
Oxon OX17 3 SN UK
Telephone: 011-44-1295-81-28-28
Fax: 011-44-1295-81-28-29

Cascade Microtech Foreign Sales, Inc.
Abacus Trust and Banking Services, Inc.
Collymore Rock
P.O. Box 634C
St. Michael
Barbados, West Indies
Telephone: 246-436-7000
Fax: 246-436-7057